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                                                                      Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
-----------------------------------------------

                                                  Fiscal Three Months Ended              Fiscal Nine Months Ended
                                               -------------------------------      --------------------------------
                                               Dec. 31, 1996     Dec. 29, 1995      Dec. 31, 1996      Dec. 29, 1995
                                               -------------     -------------      -------------      -------------
PRIMARY
-------

Average shares outstanding                        8,932,000         8,887,000          8,946,000          8,943,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                                        181,000           147,000            165,000            142,000
                                                 ----------        ----------        -----------        -----------
          TOTAL                                   9,113,000         9,034,000          9,111,000          9,085,000
                                                 ==========        ==========        ===========        ===========
Net income                                       $5,281,000        $4,896,000        $17,012,000        $13,776,000
                                                 ==========        ==========        ===========        ===========
Net income per share                             $      .58        $      .55        $      1.87        $      1.52
                                                 ==========        ==========        ===========        ===========
FULLY DILUTED
-------------

Average shares outstanding                        8,932,000         8,887,000          8,946,000          8,943,000

Net effect of dilutive stock
options - based on the treasury
stock method using greater of average
or period - end market price                        216,000           162,000            216,000            162,000
                                                 ----------        ----------        -----------        -----------
          TOTAL                                   9,148,000         9,049,000          9,162,000          9,105,000
                                                 ==========        ==========        ===========        ===========
Net income                                       $5,281,000        $4,896,000        $17,012,000        $13,776,000
                                                 ==========        ==========        ===========        ===========
Net income per share                             $      .58        $      .54        $      1.86        $      1.51
                                                 ==========        ==========        ===========        ===========


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